UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
____________________________________________________________
FORM 8‑K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2017

____________________________________________________________
MATTHEWS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	0-09115	25‑0644320
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or organization)	File Number)	Identification No.)

TWO NORTHSHORE CENTER, PITTSBURGH, PA	15212‑5851
(Address of principal executive offices)	(Zip Code)

(412) 442-8200
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name, former address and former fiscal year, if changed since last report)

_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 20, 2017, the Board of Directors (the "Board") of Matthews International Corporation (the "Company") amended the Company's Restated By-laws (the "By-laws"). Prior to adopting the amendment, Article III, Section 3.01 of the By-laws provided, except in a limited case for the Chairman, that no person shall be eligible as a nominee to the Board for any term during which, or before which, such person will attain seventy years of age. The By-laws, as amended, provide that no one shall be eligible for nomination to stand as a Director, nor be elected to fill a vacancy in the Board, after attaining 75 years of age and any Director that, if nominated would attain 75 years of age during a term as a Director, shall retire from the Board immediately prior to the next annual meeting of the shareholders following such Director attaining 75 years of age.

The By-laws, as amended, became effective immediately upon approval by the Board. The foregoing description of the By-laws is qualified in its entirety by reference to the full text of the By-laws, a copy of which is filed herewith as Exhibit 3.1 and the terms of which are incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

3.1	Restated By-laws of Matthews International Corporation, as amended as of July 20, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTHEWS INTERNATIONAL CORPORATION
(Registrant)

By:	/s/ Steven F. Nicola

Steven F. Nicola
Chief Financial Officer and Secretary

Date: July 26, 2017

Exhibit Index

Exhibit Number	Description

3.1	Restated By-laws of Matthews International Corporation, as amended as of July 20, 2017.